UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

615 Arapeen Drive

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 237-2279

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2017 and September 18, 2017, PolarityTE, Inc., a Delaware corporation (the “Company”) entered into separate subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) pursuant to which it agreed to sell an aggregate of $17,750,002.50 worth of units (the “Units”) of the Company’s securities at a purchase price of $2,750 per Unit with each Unit consisting of (i) one share of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), which are convertible into one hundred (100) shares (the “Conversion Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and (ii) a two (2) year warrant (the “Warrant”) to purchase shares of Common Stock (the “Warrant Shares”) equal to fifty (50%) percent of the number of shares of Common Stock underlying such purchased Series F Preferred Stock, at an exercise price of $30.00 per share (the “Exercise Price”). On September 20, 2017, the Company closed on the sale of the $17,750,002.50 worth of Units.

The Units (and the Series F Preferred Stock, Warrants, Conversion Shares and Warrant Shares included therein) were sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company also entered into separate registration rights agreements (the “Registration Rights Agreements”) with each of the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the Conversion Shares and Warrant Shares within thirty (30) days of the closing of the transaction, to cause such registration statement to be declared effective by the Securities and Exchange Commission within ninety (90) days following its filing and to maintain the effectiveness of the registration statement until all of such Conversion Shares and Warrant Shares have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. In the event the Company fails to file, or obtain effectiveness of, such registration statement with the specified period of time, the Company will be obligated to pay liquidated damages equal to the product of one 1% percent multiplied by the aggregate subscription amount paid by such Investor for every thirty (30) days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions, up to a maximum of twelve 12% percent.

Pursuant to the Subscription Agreements, for as long as the Lead Investor (as defined in the Subscription Agreements) holds securities (the “Prohibition Period”), except with respect to Excepted Issuances (as defined in the Series F Certificate of Designation), the Company shall not incur any senior debt or issue any preferred stock with liquidation rights senior to the securities sold thereunder. During the Prohibition Period, the Company will not, without the consent of Investors holding a majority of the then issued and outstanding shares on the date of such consent (including the Lead Investor), enter into any Equity Line of Credit (as defined in the Subscription Agreements) or similar agreement, nor issue nor agree to issue any Common Stock, Common Stock Equivalents (as defined in the Subscription Agreements), floating or Variable Priced Equity Linked Instruments (as defined in the Subscription Agreements) nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like).

Pursuant to the Certificate of Designations, Preferences and Rights of the 6% Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) filed by the Company, the shares of Series F Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of the Series F Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series F Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series F Preferred Stock is $2,750 and the initial conversion price is $27.50 per share (the “Conversion Price”), each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

For so long as a holder has Series F Preferred Stock, if the Company sells, or is deemed to have sold, Common Stock, or common equivalent shares, for consideration per share less than the conversion price in effect immediately prior to the issuance (the “Lower Issuance Price”), then the conversion price in effect immediately prior to such issuance will be adjusted to the Lower Issuance Price.

The holders of Series F Preferred Stock are entitled to receive dividends if and when declared by the Company’s board of directors. The Series F Preferred Stock will participate on an “as converted” basis, with all dividends declared on the Company’s Common Stock. Such dividends will be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in shares of Common Stock on the stated value of such Series F Preferred Stock at the dividend rate or six (6%) percent per annum, which shall be cumulative and shall continue to accrue and compound monthly whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. In addition, if the Company grants, issues or sells any rights to purchase securities pro rata to all record holders of Common Stock, each holder of Series F Preferred Stock will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of all Series F Preferred Stock then held.

The Company is prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than four and ninety-nine one-hundredths (4.99%) percent of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, nine and ninety-nine one-hundredths (9.99%) percent. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and will have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series F Preferred Stock, substituting the consolidated closing bid price of the Common Stock on September 13, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

On the two (2) year anniversary of the initial issuance date, any share of Series F Preferred Stock outstanding and not otherwise already converted pursuant to the Series F Certificate of Designation, shall, at the option of the holder, either (i) automatically convert into Common Stock at the conversion price then in effect or (ii) be repaid by the Company based on the stated value of such outstanding shares of Series F Preferred Stock. In addition, in the event that the Company’s Common Stock attains a consolidated bid price of $45 or greater for any four (4) trading days during any eight (8) trading day period, the Series F Preferred Stock shall be automatically converted to Common Stock, without any further action by the holder (subject to the conversion limitation in the event that such conversion would result in such holder holding in excess of four and ninety-nine one-hundredths (4.99%) percent of the Common Stock of the Company).

The Warrants are exercisable, at any time on or after the initial issuance date, at a price of $30.00 per share, subject to adjustment, and expire two years from the date of issuance. The holders of Warrants are able to, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than four and ninety-nine one-hundredths (4.99%) percent of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, nine and ninety-nine one-hundredths (9.99%) percent.

For so long as any Warrants are outstanding, if the Company sells, or is deemed to have sold, Common Stock, or common equivalent shares, for consideration per share less than the exercise price in effect immediately prior to the issuance, then the exercise price for outstanding Warrants will be reduced to one hundred and ten (110%) percent of such other lower price.

The Series F Certificate of Designation and Warrants contain a blocker that provides that, upon the occurrence of a dilutive issuance of less than the Conversion Price or the Exercise Price, respectively (both, a “Dilutive Issuance”) (and not before), unless shareholder approval is obtained, the shares of Series F Preferred Stock are convertible and the Warrants are exercisable only to the extent that all underlying Conversion Shares and Warrant Shares, when aggregated, do not exceed nineteen and ninety-nine one-hundredths (19.99%) percent of the issued and outstanding Common Stock on the closing date (the “Exchange Cap”). Prior to shareholder approval, no Conversion Shares or Warrant Shares may be issued upon conversion of the Series F Preferred Stock or exercise of the Warrants, respectively, following a Dilutive Issuance, such that would exceed the Exchange Cap.

The foregoing descriptions of the Series F Preferred Stock, Warrants, Subscription Agreements and the Registration Rights Agreements are not complete and are qualified in their entireties by reference to the full text of the Form of Series F Certificate of Designations, Form of Warrant, Form of Subscription Agreement and Form of Registration Rights Agreement, copies of which are filed as Exhibit 3.1, Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On September 20, 2017, the Company closed on the sale of the Units in consideration for aggregate gross proceeds of $17,750,002.50. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02.

The Units (and the securities included therein) have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2017, the Company filed the Series F Certificate of Designation with the Delaware Secretary of State, designating 6,455 shares of preferred stock as Series F Preferred Stock. The details of the Series F Preferred Stock and Series F Certificate of Designation are described in Item 1.01, which is incorporated by reference in its entirety into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences and Rights of Series F Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: September 20, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer